                                                                   EXHIBIT 10.20


                       FIRST AMENDMENT TO LOAN AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         THIS FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") is made and entered into this 3rd day of May, 1996, by and among FOSTER GRANT GROUP, L.P., a Delaware limited partnership (the "Company"), BEC GROUP, INC., a Delaware corporation (the "Guarantor"), and FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (the "Bank").

                             PRELIMINARY STATEMENTS

         A. The Company, Benson Eyecare Corporation, a Delaware corporation (the "Original Guarantor"), and the Bank have entered into that certain Loan Agreement, dated March 31, 1995 (the "Loan Agreement");

         B. The Original Guarantor desires to (i) sell a portion of its assets to, and in connection therewith, merge with and into Essilor Acquisition Corporation (the "Merger Transaction"), and (ii) transfer its remaining assets not sold to Essilor Acquisition Corporation in connection with the Merger Transaction to the Guarantor (the "Transfer");

         C. In connection with the Merger Transaction and Transfer, the Original Guarantor desires to be released from its obligations under the Loan Agreement and the Other Loan Documents, and the Guarantor desires to assume all of such obligations; and

         D. The Company, the Original Guarantor, the Guarantor and the Bank desire to amend the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

         2.01 AMENDMENT TO PREAMBLE OF THE LOAN AGREEMENT. Effective as of the date hereof, the preamble of the Loan Agreement is hereby amended by deleting therefrom the name "BENSON EYECARE CORPORATION" and substituting in lieu thereof the name "BEC GROUP, INC.".





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         2.02    AMENDMENT TO SECTION 5(f) OF THE LOAN AGREEMENT. Effective as
of the date hereof, Section 5(f) of the Loan Agreement is hereby amended by deleting therefrom the words "Facility A and Facility B (each as hereinafter defined)" and substituting in lieu thereof the words "Credit Agreement (as hereinafter defined)".

         2.03 AMENDMENT TO SECTION 9(a) TO THE LOAN AGREEMENT. Effective as of the date hereof, Section 9(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "(a)(1) Consolidated Fixed Charge Ratio. Maintain, on a rolling four quarter basis (i.e. as of the end of each calendar quarter for the twelve-month period ended as of the end of each quarter for which any determination is being made) ending during the periods set forth below, a Consolidated Fixed Charge Ratio of not less than the ratio set forth opposite the respective periods set forth below:

                     Period                                   Ratio
                     ------                                   -----
         May 31, 1996 through June 30, 1997                1.50 to 1.00
         July 1, 1997 through June 30, 1998                1.25 to 1.00
         July 1, 1997 and thereafter                       1.50 to 1.00

                 (a)(2) Consolidated Funded Indebtedness to Consolidated EBITDA. Maintain, on a rolling four quarter basis (i.e. as of the end of each calendar quarter for the twelve-month period ended as of the end of each quarter for which any determination is being made) ending during the periods set forth below, a ratio of Consolidated Funded Indebtedness at the end of such rolling four quarters to Consolidated EBITDA for such rolling four quarters of less than the ratio set forth opposite the respective periods set forth below:

                     Period                                   Ratio
                     ------                                   -----
         May 31, 1996 through June 30, 1997                3.50 to 1.00
         July 1, 1997 through September 30, 1999           3.25 to 1.00
         October 1, 1999 and thereafter                    3.00 to 1.00

                 (a)(3) Consolidated Net Worth. Maintain at all times Consolidated Net Worth not less than an amount equal to Consolidated Net Worth on April 3, 1996, less $9,000,000, such amount to be increased as at the first day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 1997, by fifty percent (50%) of (a) Consolidated Net Income for the immediately preceding Fiscal Year and
         (b) the Net Proceeds of any Equity Offering consummated during the immediately preceding fiscal year; provided, however, in no event shall the Consolidated Net Worth requirement be decreased as a result of a net loss of the Guarantor and its subsidiaries (i.e., negative





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         Consolidated Net Income) for any Fiscal Year. Any increase calculated pursuant hereto shall be determined based upon financial statements delivered in accordance with Section 8(a) hereof; provided, however such increase shall be deemed effective as of the first day of the Fiscal Year in which such financial statements are delivered.

                 (a)(4) Capital Expenditures. Not make or become committed to make (a) Capital Expenditures with respect to Displays which exceed $10,000,000 in the aggregate in any Fiscal Year and (b) Capital Expenditures with respect to any asset other than Displays which exceed $5,000,000 in the aggregate in any Fiscal Year (all on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period; provided, however, in no event shall the sum of all Capital Expenditures (for all assets, including Displays) otherwise permitted under clause (a) and (b) exceed the aggregate amount of $25,000,000 for any period of two consecutive Fiscal Years).

                 (a)(5) Special Calculations. Notwithstanding anything in this Agreement to the contrary, prior to June 30, 1997, all calculations of Consolidated EBITDA and Consolidated Net Income shall be based upon the pro forma financial information of the Guarantor.

         For purposes of this Section 9(a), the foregoing terms shall have the corresponding meanings set forth:

                 "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under Section 10.4 of the Credit Agreement as in effect on the date hereof, of (a) any or all of the assets of the Guarantor or its subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any subsidiary of the Guarantor (other than a disposition to a Guarantor (as such term is defined in the Credit Agreement as in effect on April 3, 1996)).

                 "Capital Expenditures" means, with respect to the Guarantor and its subsidiaries for any period of computation thereof, the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Guarantor or any subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Guarantor and its subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Bank, and (ii) with respect to any Capital Lease entered into by the Guarantor or its subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease, all of the foregoing in accordance with generally accepted accounting principles applied on a consistent basis; provided, however, for the purposes of calculating the Guarantor's





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         Consolidated Fixed Charge Ratio, "Capital Expenditures" shall only include capital expenditures for the purchase of Displays in excess of $6,000,000 during the period of determination.

                 "Capital Leases" means all leases which have been or should be capitalized in accordance with generally accepted accounting principles, including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof, applied on a consistent basis.

                 "Common Stock" means the common stock, par value $.01 per share, of the Guarantor.

                 "Consolidated EBITDA" means, with respect to the Guarantor and its subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.

                 "Consolidated Fixed Charge Ratio" means, with respect to the Guarantor and its subsidiaries for any period of computation thereof, the ratio of (i) Consolidated EBITDA for such period less (A) Capital Expenditures for such period and (B) the amount of depreciation during such period in excess of $6,000,000 attributable to Displays, to (ii) Consolidated Fixed Charges for such period.

                 "Consolidated Fixed Charges" means, with respect to the Guarantor and its subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense less non-cash interest expense with respect to the Subordinated Debt,
         (ii) the principal amount of Consolidated Funded Indebtedness due and payable during such period, (iii) all dividends and other distributions (other than distributions in the form of any stock (including without limitation capital stock of the Guarantor), security, note or other instrument) paid during such period (regardless of when declared) on any shares of capital stock of the Guarantor then outstanding, including without limitation its Common Stock, (iv) all payments under Capital Leases made during such period and (v) all state and federal taxes paid in cash during such period, all determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.

                 "Consolidated Funded Indebtedness" means, with respect to the Guarantor and its subsidiaries at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Guarantor and its subsidiaries at such time, less the amount of all outstanding Subordinated Debt at such time and (ii) the face amount of all outstanding letters of credit issued for the account of the Guarantor or any of its subsidiaries and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.





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
                 "Consolidated Interest Expense" means, with respect to the Guarantor and its subsidiaries for any period of computation thereof, the gross interest expense of the Guarantor and its subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including, without limitation, fees payable in respect of any interest rate swap agreements) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.

                 "Consolidated Net Income" means, with respect to the Guarantor and its subsidiaries for any period of computation thereof, the net income of the Guarantor and its subsidiaries, but excluding as income any net gain or credit of an extraordinary nature, all determined on a consolidated basis in accordance with generally accepted accounting principles applied on a consistent basis.

                 "Consolidated Net Worth" means, at any time as of which the amount thereof is to be determined, Consolidated Shareholders' Equity.

                 "Consolidated Shareholders' Equity" means, at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Guarantor and its subsidiaries (determined on a consolidated basis and excluding intercompany items among the Guarantor and its subsidiaries and any upward adjustment after April 3, 1996, due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) minus (iv) the amount of any treasury stock, all as determined in accordance with generally accepted accounting principles applied on a consistent basis.

                 "Debt Offering" means the incurrence of any Indebtedness For Money Borrowed permitted hereunder whether in connection with a public or private offering of debt securities of the Guarantor or any subsidiary (other than debt securities issued to the Guarantor or a Guarantor (as such term is defined in the Credit Agreement as in effect on April 3, 1996) or otherwise.

                 "Displays" means all displays for retail sales of non-prescription eyeware purchased by the Guarantor or any subsidiary in the ordinary course of business.

                 "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment not constituting Indebtedness exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Guarantor or any subsidiary (other than securities issued





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
         to the Guarantor or any subsidiary); provided, however, the term "Equity Offering" shall not include any Equity Offering that does not result in any Net Proceeds to the Guarantor or any subsidiary.

                 "Fiscal Year" means the twelve (12) month period ended December 31 of each calendar year;

                 "Indebtedness" of a person shall mean, without duplication,
         (i) all Indebtedness for Money Borrowed, (ii) all obligations of such person arising under acceptance facilities, (iii) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit issued for the account of such person, (iv) all obligations of such person upon which interest charges are customarily paid, other than trade payables incurred in the ordinary course of business, operating leases and taxes, (v) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all executory obligations of such person in respect of Rate Hedging Obligations and (vii) all Contingent Obligations (as defined in the Credit Agreement as in effect on April 3, 1996) in respect of Indebtedness of other persons.

                 "Indebtedness for Money Borrowed" of any person shall mean all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money, other than trade payables incurred in the ordinary course of business (including, but not limited to, with respect to the Guarantor and its subsidiaries, all Subordinated Debt, the TIA Debt, and all conditional sales or similar title retention agreements).

                 "Indenture" means that certain Indenture dated on or about April 3, 1996 between IBJ Schroder Bank and Trust Company, as Trustee and the Guarantor.

                 "Lien" means any interest in property securing any obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on common law, statute or contract, and including but not limited to any lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For purposes of this Agreement, the Guarantor and its subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

                 "Net Proceeds" (a) from any Equity Offering or Debt Offering means cash payments received by the Guarantor therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid





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
         or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Guarantor therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale and (iii) all amounts applied to repayment of Indebtedness (other than the Obligations (as such term is defined in the Credit Agreement as in effect on April 3, 1996)) secured by a Lien on the asset or property disposed.

                 "Rate Hedging Obligations" means any and all obligations of the Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's commodities, assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements, and forward commodity price options, puts, warrants and those commonly known as commodity "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                 "Subordinated Debt" means the Guarantor's 8% Convertible Subordinated Notes due 2002 issued in the original principal amount of up to $22,000,000 to IBJ Schroder Bank and Trust Company pursuant to that certain Indenture.

                 "TIA Debt" means the Indebtedness of Optical Radiation, Inc., a wholly owned Subsidiary of the Guarantor, to Teachers Insurance and Annuity Association of America in the original principal amount of $15,000,000 as evidenced by that certain Deed of Trust Note dated May 15, 1989, executed by Optical Radiation, Inc. and payable to the order of Teachers Insurance and Annuity Association of America."

         2.04 AMENDMENT TO SECTION 9(b) OF THE LOAN AGREEMENT. Effective as of the date hereof, Section 9(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         "(b) Other Covenants. Comply in all respects with each covenant set forth in any agreement evidencing Indebtedness for Money Borrowed including, without limitation, the covenants set forth in that certain Credit Agreement dated as of April 3, 1996, by and among the Guarantor, its subsidiaries named therein and the financial institutions from time to time a party thereto (the "Credit Agreement"), as such covenants are in effect on April 3, 1996."





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         2.05    AMENDMENT TO SECTION 11(h) OF THE LOAN AGREEMENT. Effective as
of the date hereof, Section 11(h) of the Loan Agreement is hereby amended by deleting therefrom the words "Facility A and Facility B" and substituting in lieu thereof the words "Credit Agreement".

         2.06 AMENDMENT TO LOAN DOCUMENTS. Effective as of the date hereof, all Loan Documents other than the Agreement are hereby amended by deleting therefrom all references to the name "Benson Eyecare Corporation" and substituting in lieu thereof the name "BEC Group, Inc."

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Bank:

                 (a) The Bank shall have received the following documents, each in form and substance satisfactory to the Bank and its legal counsel:

                 (i) this Amendment duly executed by the Company and the Guarantor;

                 (ii) the Release of Indemnitor, in the form of Exhibit A attached hereto, duly executed by the Bank and agreed and accepted by the Original Guarantor;

                 (iii) the Release of Guarantor, in the form of Exhibit B attached hereto, duly executed by the Bank and agreed and accepted by the Original Guarantor;

                 (iv) the Guaranty Agreement, in the form of Exhibit C attached hereto, duly executed by the Guarantor in favor of the Bank;

                 (v) the Indemnity Agreement, in the form of Exhibit D attached hereto, duly executed by the Company and the Guarantor in favor of the Bank;

                 (vi) a Company General Certificate certified by the Secretary of Bonneau General, Inc. (the "General Partner"), the general partner of the Company, in the name and on behalf of the Company, acknowledging that
                          (A) the General Partner's Board of Directors has met and has adopted resolutions which authorize in the name and on behalf of the Company the execution, delivery and performance by the Company of this Amendment and all other Loan Documents to which the Company is or will be a party, and (B) the names of the officers of the General Partner authorized to sign this Amendment and all other Loan Documents to which the Company is or will be a party, together with specimen signatures of such officers; and





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
                 (vii) a Company General Certificate certified by the Secretary of the Guarantor acknowledging that (A) the Guarantor's Board of Directors has met and has adopted resolutions which authorize the execution, delivery and performance by the Guarantor of this Amendment and all other Loan Documents to which the Guarantor is or will be a party, and (B) the names of the officers of the Guarantor authorized to sign this Amendment and all other Loan Documents to which the Guarantor is or will be a party, together with specimen signatures of such officers.

                 (b) The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

                 (c) No default or Event of Default shall have occurred and be continuing under the Loan Agreement, unless such default or Event of Default has been specifically waived in writing by the Bank;

                 (d) All partnership and corporate proceedings, as applicable, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Bank and its legal counsel; and

                 (e) The Company shall have paid the Bank an amendment fee of $6,500, which fee shall be fully earned and nonrefundable upon the effectiveness of this Amendment, and which fee shall be applied by Bank to the Bank's legal counsel for costs and expenses incurred in connection with the preparation and negotiation of this Amendment.

                                   ARTICLE IV
                                 LIMITED WAIVER

         4.01 By execution of this Amendment, the Bank hereby consents to the Merger Transaction and the Transfer and waives any default or Event of Default which would otherwise arise under the Loan Agreement solely by reason of the Merger Transaction or the Transfer. Except as specifically provided in the preceding sentence, nothing contained herein shall be construed as a waiver by the Bank of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between the Bank and the Company and/or the Guarantor, and the failure of the Bank at any time or times hereafter to require strict performance by the Company and/or the Guarantor of any provision thereof shall not waive, affect or diminish any right of the Bank to thereafter demand strict compliance therewith. The Bank hereby reserves all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between the Bank and the Company and/or the Guarantor.





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
                                   ARTICLE V
                 RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         5.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Company, the Guarantor and the Bank agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         5.02 REPRESENTATIONS AND WARRANTIES. The Company and the Guarantor hereby represent and warrant to the Bank that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by proper corporate or partnership proceedings, as appropriate, and will not contravene any provision of the Amended and Restated Agreement of Limited Partnership of the Company or the Certificate of Incorporation or Bylaws of the Guarantor; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and the other Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such default or Event of Default has been specifically waived in writing by the Bank; (d) the Company and the Guarantor, respectively, are in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (e) the Company has not amended its Amended and Restated Agreement of Limited Partnership since the date of the Loan Agreement.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

         6.02 REFERENCE TO LOAN AGREEMENT. Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement or the other Loan Documents, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         6.03 EXPENSES OF THE BANK. As provided in the Loan Agreement, the Company and the Guarantor agree to pay on demand all reasonable costs and expenses incurred by the Bank in connection with any and all amendments, modifications, and supplements to the Loan Documents,





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
including, without limitation, the costs and fees of the Bank's legal counsel (such costs and fees to Bank's legal counsel in connection with the preparation and negotiation of this Amendment to be limited to the amount specified in
Section 3.01(e) hereof), and all costs and expenses incurred by the Bank in connection with the enforcement or preservation of any rights under the Loan Agreement or any other Loan Documents, as amended hereby, including, without, limitation, the costs and fees of the Bank's legal counsel.

         6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Bank, the Company and the Guarantor and their respective successors and assigns.

         6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.07 EFFECT of Waiver. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant or condition by the Company or the Guarantor shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         6.10 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE COMPANY, THE GUARANTOR AND THE BANK.

         6.11 RELEASE. EACH OF THE COMPANY AND THE GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET,

CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "INDEBTEDNESS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE BANK. EACH OF THE COMPANY AND THE GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE BANK, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH EITHER OF THE COMPANY OR THE GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST THE BANK, ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM THE BANK TO THE COMPANY OR THE GUARANTOR UNDER THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND THE NEGOTIATION OF AND EXECUTION OF THIS AMENDMENT.

         6.12 AGREEMENT FOR BINDING ARBITRATION. Each party to this Amendment hereby acknowledges that it has agreed to be bound by the terms and provisions of the Arbitration Program (dated 9/l/92), a copy of which is attached to the Loan Agreement as Exhibit A, and which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of any party.

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                                      -12-

         IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

                                        COMPANY:

                                        FOSTER GRANT GROUP, L.P.

                                        By: Bonneau General, Inc.
                                            its General Partner

                                        By: /s/ MARIANNE CARTER
                                            ----------------------------------
                                        Name: Marianne Carter
                                              --------------------------------
                                        Title: Vice President
                                               -------------------------------


                                        GUARANTOR:

                                        BEC GROUP, INC.

                                        By: /s/ MARIANNE CARTER
                                            ----------------------------------
                                        Name: Marianne Carter
                                              --------------------------------
                                        Title: Vice President
                                               -------------------------------

                                        BANK:

                                        FIRST INTERSTATE BANK OF TEXAS, N.A.


                                        By: /s/ JEFFREY S.A. COOK
                                            ----------------------------------
                                            Jeffrey S.A. Cook,
                                            Vice President





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